Exhibit 99.1

Alabama National BanCorporation Announces Second Quarter 2007 Earnings

FOR IMMEDIATE RELEASE - Birmingham, Alabama (July 24, 2007) - Alabama National BanCorporation (“ANB”) (NASDAQ/Global Select Market: ALAB) today announced earnings for the quarter and six-month period ended June 30, 2007.

For the 2007 second quarter, ANB reported net income of $22.0 million, or $1.06 per diluted share. Six months year-to-date net income was $42.0 million, or $2.01 per diluted share. As previously reported, ANB sold its ANB Insurance Services, Inc. subsidiary on May 1, 2007. Earnings from the operation of this subsidiary and the gain from its sale are recorded as income from discontinued operations in the income statement.

Excluding the discontinued insurance operations, ANB reported earnings from continuing operations of $21.1 million in the 2007 second quarter, up 6.5% from the $19.8 million earned in the 2007 first quarter and up 9.2% from the 2006 second quarter’s $19.3 million in net income. Diluted earnings per share (continuing operations) of $1.01 in the 2007 second quarter were 7.0% above the $0.94 reported in the 2007 first quarter and 0.6% below the $1.02 reported in the year ago second quarter. Diluted cash earnings per share (continuing operations) were $1.05 in the 2007 second quarter, as compared with $1.00 and $1.06 in the 2007 first quarter and 2006 second quarter, respectively.

ANB had a record quarter for revenue production, with total revenue from continuing operations of $85.9 million. This revenue total was up 3.6% from the $82.7 million reported in the 2007 first quarter, and up 11.8% from the 2006 second quarter’s $76.8 million.

On a year-to-date basis, ANB’s $40.8 million in income from continuing operations equated to $1.95 in diluted earnings per share, down 3.9% from the $2.03 earned in the first six months of 2006. Year-to-date revenue from continuing operations for the first six months of 2007 was $168.6 million, up 14.4% from the 2006 six months.

ANB’s taxable equivalent net interest margin held steady during the 2007 second quarter with 2007 first quarter levels, declining 2 basis points to 3.72%. On a year-to-date basis, the 2007 six months net interest margin of 3.73% was 0.24% below levels for the same period in 2006. Ending loans (excluding loans held for sale) grew $113 million during the 2007 second quarter, representing an 8.3% annualized growth rate for the quarter. Loans grew $249 million during the first six months of 2007, representing an annualized 9.4% year-to-date growth rate. Ending deposits of $5.79 billion were approximately flat with first quarter levels and grew at an 8.0% annualized rate for the first six months of the year. Average loans and average deposits grew at 10.1% and 11.6% annualized rates during the 2007 second quarter, respectively. Ending total assets at June 30, 2007 were $7.9 billion.

On the credit quality front, ANB recognized $2.48 million in net charge-offs for the quarter, representing 0.18% of loans on an annualized basis, bringing the six month year-to-date annualized rate to 0.10%. The second quarter charge-offs were primarily comprised of charge-downs on properties on which the company’s subsidiary banks have or expect to foreclose. The company recorded a provision for loan losses of $3.3 million in the 2007 second quarter, up from $1.9 million recorded in the 2006 second quarter. Nonaccrual loans were $10.7 million at quarter end, or 0.19% of total loans. Other real estate owned was $7.7 million, bringing total nonperforming assets to $18.4 million. As a percentage of period-end loans and other real estate owned, nonperforming assets rose to 0.32% in the 2007 second quarter as compared with 0.13% in the year ago quarter, and 0.24% in the quarter ended March 31, 2007.

“We are pleased to report improvement from the first quarter’s performance, though our results remain below our long term expectations,” said John H. Holcomb III, Chairman and CEO. “We were particularly pleased to be able to report a record quarter for revenue production. Our net interest margin held steady from first quarter 2007 levels, and we had respectable loan growth for the quarter and year-to-date. Deposit growth was also respectable on an average and year-to-date basis. Our noninterest income areas showed some improvement, with several business lines reporting record or near-record results. Although the quarter’s 18 basis points in net loan losses and the 10 basis points in year-to-date net loan losses are both above our historical average, I believe we are continuing to take appropriate action on problem credits and to recognize problems promptly, which practices will serve us well in this economy.”

ANB’s performance resulted in a return on average tangible assets of 1.18% and a return on average tangible equity of 16.24% for the 2007 second quarter, down from 1.20% and 17.06% in the 2006 second quarter. On a 2007 year-to-date basis, these ratios were 1.14% and 15.71%, respectively. During the 2007 second quarter, ANB repurchased 200,000 shares of its common stock in open market purchases. Tangible book value per share at June 30, 2007 was $26.46.

ANB is a bank holding company operating 103 banking locations through eleven bank subsidiaries in Alabama, Florida and Georgia. Alabama subsidiaries include: First American Bank in north central Alabama; Alabama Exchange Bank in Tuskegee; and Bank of Dadeville. Florida subsidiaries are: Indian River National Bank in Vero Beach; First Gulf Bank, N.A. in north west Florida and Baldwin County, Alabama; Florida Choice Bank in metropolitan Orlando and central Florida; Community Bank of Naples, N.A.; CypressCoquina Bank in Ormond Beach; and Millennium Bank in Gainesville. ANB has two subsidiaries in Georgia: Georgia State Bank and The Peachtree Bank, both in metropolitan Atlanta. ANB provides full banking services to individuals and businesses. Commercial mortgage services, including the origination of permanent commercial real estate mortgage loans for various lenders, are provided by Byars and Company, a division of First American Bank. Brokerage services are provided to customers through First American Bank’s wholly owned subsidiary, NBC Securities, Inc. Investments are not bank guaranteed, not FDIC insured and may lose value.

Alabama National BanCorporation common stock is traded on the NASDAQ Global Select Market under the symbol “ALAB.”

Conference Call Instructions:

Alabama National will discuss financial results for the second quarter and six months ended June 30, 2007, as well as its goals and general outlook for the remainder of 2007, in a conference call to be held Wednesday, July 25, 2007 at 9:00 a.m. Central Time (10:00 Eastern Time). A listen-only simulcast and replay of Alabama National’s conference call will be available on-line at the following Internet links:

www.alabamanational.com, under “News,”
or
www.viavid.net/dce.aspx?sid=00004139,

on July 25, beginning at 9:00 a.m. Central Time. The on-line replay will follow immediately and continue for 30 days.

For live interactive access to the teleconference, please dial 1-800-811-8824 at 9:00 a.m. Central Time (10:00 Eastern) on July 25. For those without Internet access, a telephonic replay will be available through August 25, 2007 by dialing 1-888-203-1112 and entering Replay Pass Code 1854784.

Many of the comparisons of financial data from period to period presented in the narrative of this release have been rounded from actual values reported in the attached selected unaudited financial tables. The percentage changes presented above are based on a comparison of the actual values recorded in the attached tables, not the rounded values.

This press release, including the attached selected unaudited financial tables which are a part of this release, contains financial information determined by methods other than in accordance with generally accepted accounting principles ("GAAP"). These “non-GAAP” financial measures are “cash earnings from continuing operations” (cash earnings per share from continuing operations), “tangible book value” (tangible book value per share), “return on average tangible equity” and “return on average tangible assets.” ANB’s management uses these non-GAAP measures in its analysis of ANB’s performance. Cash earnings from continuing operations is defined as net income from continuing operations plus amortization expense (net of tax) applicable to intangible assets that do not qualify as regulatory capital. Cash earnings from continuing operations per basic and diluted share is defined as cash earnings from continuing operations divided by basic and diluted common shares outstanding. ANB’s management includes cash earnings from continuing operations measures to compare the company’s earnings exclusive of non-cash amortization expense and because it is a measure used by many investors as part of their analysis of ANB’s performance. Tangible book value is defined as total equity reduced by recorded intangible assets. Tangible book value per share is defined as tangible book value divided by total common shares outstanding. This measure is important to many investors in the marketplace that are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing total book value while not increasing the tangible assets of the company. For companies such as Alabama National that have engaged in multiple business combinations, purchase accounting requires the recording of significant amounts of goodwill related to such transactions. Return on average tangible equity is defined as earnings for the period (annualized for the quarterly period) divided by average equity reduced by average goodwill and other intangible assets. Return on average tangible assets is defined as earnings for the period (annualized for the quarterly period) divided by average assets reduced by average goodwill and other intangible assets. ANB’s management includes these measures because it believes that they are important when measuring the company’s performance exclusive of the effects of goodwill and other intangibles recorded in recent acquisitions, and these measures are used by many investors as part of their analysis of ANB. These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to the “Reconciliation Table” in the attached unaudited financial tables for a more detailed analysis of these non-GAAP performance measures and the most directly comparable GAAP measures.

This press release contains forward-looking statements as defined by federal securities laws. Statements contained in this press release which are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. ANB undertakes no obligation to update these statements following the date of this press release. In addition, ANB, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of ANB’s senior management based upon current information and involve a number of risks and uncertainties. Certain factors which could affect the accuracy of such forward-looking statements are identified in the public filings made by ANB with the Securities and Exchange Commission, and forward looking statements contained in this press release or in other public statements of ANB or its senior management should be considered in light of those factors. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

Contacts: Alabama National BanCorporation
John H. Holcomb III	William E. Matthews, V
Chairman of the Board and	Executive Vice President and
Chief Executive Officer	Chief Financial Officer
(205)583-3648	(205)583-3650

# # #

ALABAMA NATIONAL BANCORPORATION
(Unaudited Financial Highlights)
(in thousands, except per share amounts and percentages)

	Three Months Ended
	June 30,		Percentage
	2007	2006	Change (b)

Net interest income	$64,206	$58,943	8.9%
Noninterest income	21,657	17,863	21.2
Total revenue	85,863	76,806	11.8
Provision for loan and lease losses	3,273	1,920	70.5
Noninterest expense	50,691	45,377	11.7
Income before taxes from continuing operations	31,899	29,509	8.1
Income taxes	10,840	10,222	6.0
Net income from continuing operations	21,059	19,287	9.2
Income from discontinued operations (net of tax)	979	30	3163.3
Net income	$22,038	$19,317	14.1%

Weighted average common and common
equivalent shares outstanding
Basic	20,714	18,806	10.1%
Diluted	20,858	18,984	9.9

Net income per common share from continuing operations
Basic	$1.02	$1.03	(0.9)%
Diluted	1.01	1.02	(.6)

Net income per common share
Basic	$1.06	$1.03	3.6%
Diluted	1.06	1.02	3.8

Cash earnings per share from continuing operations (a)
Total	$21,918	$20,144	8.8%
Basic	1.06	1.07	(1.2)
Diluted	1.05	1.06	(1.0)

Cash dividends declared on
common stock	$.41	$.375
Return on average assets	1.13%	1.16%
Return on average tangible assets	1.18	1.20
Return on average equity	10.14	11.33
Return on average tangible equity	16.24	17.06

Noninterest Income
Service charge income	$4,190	$4,011	4.5%
Investment services income	1,664	966	72.3
Wealth management income	6,332	5,364	18.0
Gain on sale of mortgages	3,693	2,661	38.8
Commercial mortgage banking income	397	284	39.8
Gain on disposal of assets	104	32	225.0
Securities losses	-	(516)	NM
Bank owned life insurance	1,120	798	40.4
Other	4,157	4,263	(2.5)
Total noninterest income	$21,657	$17,863	21.2%

(a)	Cash earnings exclude the effect on earnings of amortization expense applicable to intangible assets that do not qualify as regulatory capital.
(b)	Percentage change based on actual not rounded values.
NM - Not meaningful

	Six Months Ended
	June 30,		Percentage
	2007	2006	Change (b)

Net interest income	$127,257	$111,518	14.1%
Noninterest income	41,352	35,810	15.5
Total revenue	168,609	147,328	14.4
Provision for loan and lease losses	5,035	3,163	59.2
Noninterest expense	101,801	87,416	16.5
Income before taxes from continuing operations	61,773	56,749	8.9
Income taxes	20,939	19,664	6.5
Net income from continuing operations	40,834	37,085	10.1
Income from discontinued operations (net of tax)	1,149	105	994.3
Net income	$41,983	$37,190	12.9%

Weighted average common and common
equivalent shares outstanding
Basic	20,752	18,074	14.8%
Diluted	20,904	18,252	14.5

Net income per common share from continuing operations
Basic	$1.97	$2.05	(4.1)%
Diluted	1.95	2.03	(3.9)

Net income per common share
Basic	$2.02	$2.06	(1.7)%
Diluted	2.01	2.04	(1.4)

Cash earnings per share from continuing operations (a)
Total	$42,643	$38,453	10.9%
Basic	2.05	2.13	(3.4)
Diluted	2.04	2.11	(3.2)

Cash dividends declared on
common stock	$.82	$.75
Return on average assets	1.09%	1.19%
Return on average tangible assets	1.14	1.22
Return on average equity	9.76	11.88
Return on average tangible equity	15.71	19.33

Noninterest Income
Service charge income	$8,112	$7,711	5.2%
Investment services income	2,725	1,830	48.9
Wealth management income	12,036	10,731	12.2
Gain on sale of mortgages	6,866	5,272	30.2
Commercial mortgage banking income	796	1,016	(21.7)
Gain on disposal of assets	493	539	(8.5)
Securities (losses) gains	-	(1,250)	NM
Bank owned life insurance	2,225	1,540	44.5
Other	8,099	8,421	(3.8)
Total noninterest income	$41,352	$35,810	15.5%

(a)	Cash earnings exclude the effect on earnings of amortization expense applicable to intangible assets that do not qualify as regulatory capital.
(b)	Percentage change based on actual not rounded values.
NM - Not meaningful

	June 30,	December 31,	Percentage
	2007	2006	Change
Total assets	$7,902,537	$7,671,274	3.0%
Earning assets	7,083,566	6,856,309	3.3
Securities (a)	1,226,486	1,265,774	(3.1)
Loans held for sale	39,512	27,652	42.9
Loans and leases, net of unearned income	5,705,522	5,456,136	4.6
Allowance for loan and lease losses	70,474	68,246	3.3
Deposits	5,785,510	5,567,603	3.9
Short-term borrowings	133,372	161,830	(17.6)
Long-term debt	442,378	402,399	9.9
Stockholders' equity	865,593	853,623	1.4

(a) Excludes trading securities

ASSET QUALITY ANALYSIS
(in thousands, except percentages)

	As of / For the Three Months Ended
	June 30, 2007	March 31, 2007	June 30, 2006
Nonaccrual loans	$10,686	$11,985	$5,625
Restructured loans	-	-	-
Loans past due 90 days or more and
still accruing	-0-	-0-	-0-
Total nonperforming loans	10,686	11,985	5,625
Other real estate owned	7,678	1,607	401
Total nonperforming assets	18,364	13,592	6,026
Total non performing assets as a
percentage of period-end loans
and other real estate (a)	0.32%	0.24%	0.13%
Allowance for loan and lease losses	70,474	69,677	60,739
Provision for loan and lease losses	3,273	1,762	1,920
Loans charged off	2,799	501	513
Loan recoveries	323	170	405
Net loan and lease losses	2,476	331	108
Allowance for loan and lease losses as a
percentage of period-end loans and leases (a)	1.24%	1.25%	1.26%
Allowance for loan and lease losses as a
percentage of period-end
nonperforming loans	659.50	581.37	1,079.80
Net losses to average loans and leases (annualized)	0.18	0.02	0.01

	For the Six Months Ended
	June 30,		Percentage
	2007	2006	Change
Provision for loan and lease losses	$5,035	$3,163	59.2%
Loans charged off	3,300	1,018	224.17
Loan recoveries	493	700	(29.6)
Net loan and lease losses	2,807	318	782.7
Net losses to average loans and leases (annualized)	0.10%	0.01%

(a) Excludes loans held for sale

TAXABLE EQUIVALENT YIELDS/RATES

	Three Months Ended
	June 30, 2007	March 31, 2007	June 30, 2006
Interest income:
Interest and fees on loans	8.09%	8.13%	7.75%
Interest on securities:
Taxable	4.61	4.62	4.45
Non-taxable	6.08	6.22	6.41
Total interest earning assets	7.48	7.48	7.10

Interest expense:
Interest on deposits	4.17%	4.10%	3.38%
Interest on short-term borrowing	5.49	5.11	4.63
Interest on long-term debt	5.09	5.41	5.00
Total interest bearing liabilities	4.32	4.28	3.67
Net interest spread	3.16	3.20	3.43
Net interest margin	3.72	3.74	3.97

	Six Months Ended
	June 30,
	2007	2006
Interest income:
Interest and fees on loans	8.11%	7.60%
Interest on securities:
Taxable	4.61	4.41
Non-taxable	6.15	6.47
Total interest earning assets	7.48	6.95

Interest expense:
Interest on deposits	4.13%	3.21%
Interest on short-term borrowing	5.28	4.68
Interest on long-term debt	5.24	4.86
Total interest bearing liabilities	4.30	3.49
Net interest spread	3.18	3.46
Net interest margin	3.73	3.97

STOCKHOLDERS' EQUITY AND CAPITAL RATIOS

	June 30,	December 31,
	2007	2006
Stockholders' Equity:
Equity to assets	10.95%	11.13%
Leverage ratio	7.95	7.99
Book value per common share (a)	$42.42	$41.51
Tangible book value per common share (a)(b)	26.46	25.55
Ending shares outstanding	20,407	20,562

(a)	Includes a cumulative mark to market adjustment to equity of $(0.48) and $(0.29) per share at June 30, 2007 and December 31, 2006, respectively.

(b)	Total equity reduced by intangible assets divided by common shares outstanding.

RECONCILIATION TABLE
(in thousands, except per share amounts and percentages)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net income from continuing operations	$21,059	$19,287	$40,834	$37,085
Amortization of intangibles, net of tax	859	857	1,809	1,368
Cash earnings from continuing operations	$21,918	$20,144	$42,643	$38,453

Net income per common share from
continuing operations - basic	$1.02	$1.03	$1.97	$2.05
Effect of amortization of intangibles per share	0.04	0.04	0.08	0.08
Cash earnings per common share from
continuing operations - basic	$1.06	$1.07	$2.05	$2.13

Net income per common share from
continuing operations - diluted	$1.01	$1.02	$1.95	$2.03
Effect of amortization of intangibles per share	0.04	0.04	0.09	0.08
Cash earnings per common share from
continuing operations - diluted	$1.05	$1.06	$2.04	$2.11

Average assets	$7,825,999	$6,678,659	$7,776,049	$6,326,862
Average intangible assets	(327,089)	(229,375)	(328,731)	(193,489)
Average tangible assets	$7,498,910	$6,449,284	$7,447,318	$6,133,373

Return on average assets	1.13%	1.16%	1.09%	1.19%
Effect of average intangible assets	0.05	0.04	0.05	0.03
Return on average tangible assets	1.18%	1.20%	1.14%	1.22%

Average equity	$871,492	$683,649	$867,747	$631,380
Average intangible assets	(327,089)	(229,375)	(328,731)	(193,489)
Average tangible equity	$544,403	$454,274	$539,016	$437,891

Return on average equity	10.14%	11.33%	9.76%	11.88%
Effect of average intangible assets	6.10	5.73	5.95	7.45
Return on average tangible equity	16.24%	17.06%	15.71%	19.33%

	As of
	June 30,	December 31,
	2007	2006
Book value	$865,593	$853,623
Intangible assets	(325,566)	(328,166)
Tangible book value	$540,027	$525,457

Book value per common share	$42.42	$41.51
Effect of intangible assets per share	(15.96)	(15.96)
Tangible book value per common share	$26.46	$25.55

Alabama National BanCorporation and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(In thousands, except share amounts)

	June 30, 2007	December 31, 2006
Assets
Cash and due from banks	$182,101	$200,153
Interest-bearing deposits in other banks	25,419	16,350
Federal funds sold and securities purchased under resell agreements	83,627	89,865
Trading securities, at fair value	3,000	532
Investment securities (fair values of $691,943 and $705,460)	713,900	716,406
Securities available for sale, at fair value	512,586	549,368
Loans held for sale	39,512	27,652
Loans and leases	5,710,253	5,461,400
Unearned income	(4,731)	(5,264)
Loans and leases, net of unearned income	5,705,522	5,456,136
Allowance for loan and lease losses	(70,474)	(68,246)
Net loans and leases	5,635,048	5,387,890
Property, equipment and leasehold improvements, net	164,722	155,001
Assets to be disposed of	-	3,549
Goodwill	311,682	311,583
Other intangible assets, net	13,884	16,583
Cash surrender value of life insurance …	107,248	104,992
Receivable from investment division customers	6,438	1,114
Other assets	103,370	90,236
Totals	$7,902,537	$7,671,274

Liabilities and Stockholders' Equity
Deposits:
Noninterest bearing	$767,775	$849,127
Interest bearing	5,017,735	4,718,476
Total deposits	5,785,510	5,567,603
Federal funds purchased and securities sold under repurchase agreements	611,291	627,297
Liabilities to be disposed of	-	1,019
Accrued expenses and other liabilities	54,955	56,057
Payable for securities purchased for investment division customers	9,438	1,446
Short-term borrowings	133,372	161,830
Long-term debt	442,378	402,399
Total liabilities	7,036,944	6,817,651

Common stock, $1 par; 50,000,000 shares authorized; 20,606,707 and 20,562,467
shares issued at June 30, 2007 and December 31, 2006, respectively	20,607	20,562
Additional paid-in capital	575,836	573,756
Retained earnings	291,562	266,668
Treasury stock at cost, 200,000 shares at June 30, 2007	(12,578)	-
Accumulated other comprehensive loss, net of tax	(9,834)	(7,363)
Total stockholders' equity	865,593	853,623
Totals	$7,902,537	$7,671,274

Alabama National BanCorporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In thousands, except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006

Interest income:
Interest and fees on loans and leases	115,100	91,857	226,665	169,095
Interest on securities	13,838	12,924	27,966	25,054
Interest on deposits in other banks	270	146	554	225
Interest on trading securities	10	8	24	19
Interest on federal funds sold and securities purchased
under resell agreements	907	993	1,794	1,725
Total interest income	130,125	105,928	257,003	196,118

Interest expense:
Interest on deposits	51,661	33,943	100,541	61,040
Interest on federal funds purchased and securities sold
under repurchase agreements	7,235	7,255	14,819	13,065
Interest on short-term borrowings	1,669	724	3,675	1,121
Interest on long-term debt	5,354	5,063	10,711	9,374
Total interest expense	65,919	46,985	129,746	84,600
Net interest income	64,206	58,943	127,257	111,518
Provision for loan and lease losses	3,273	1,920	5,035	3,163
Net interest income after provision for loan and lease losses	60,933	57,023	122,222	108,355

Noninterest income:
Securities losses	-	(516)	-	(1,250)
Gain on disposition of assets	104	32	493	539
Service charges on deposit accounts	4,190	4,011	8,112	7,711
Investment services income	1,664	966	2,725	1,830
Wealth management income	6,332	5,364	12,036	10,731
Gain on sale of mortgages	3,693	2,661	6,866	5,272
Commercial mortgage banking income	397	284	796	1,016
Bank owned life insurance	1,120	798	2,225	1,540
Other	4,157	4,263	8,099	8,421
Total noninterest income	21,657	17,863	41,352	35,810

Noninterest expense:
Salaries and employee benefits	25,187	22,822	52,255	45,407
Commission based compensation	5,386	4,423	9,933	8,557
Occupancy and equipment expenses	5,819	5,025	11,519	9,683
Amortization of intangibles	1,282	1,276	2,699	2,028
Other	13,017	11,831	25,395	21,741
Total noninterest expense	50,691	45,377	101,801	87,416

Income before provision for income taxes from continuing operations	31,899	29,509	61,773	56,749
Provision for income taxes	10,840	10,222	20,939	19,664
Net income from continuing operations	21,059	19,287	40,834	37,085

Income from discontinued operations, including a gain on disposal of
$1,462,000 for the three and six months ended June 30, 2007 (net of tax)	979	30	1,149	105
Net income	$22,038	$19,317	$41,983	$37,190

Weighted average common shares outstanding:
Basic	20,714	18,806	20,752	18,074
Diluted	20,858	18,984	20,904	18,252

Earnings per common share from continuing operations:
Basic	$1.02	$1.03	$1.97	$2.05
Diluted	$1.01	$1.02	$1.95	$2.03

Earnings per common share:
Basic	$1.06	$1.03	$2.02	$2.06
Diluted	$1.06	$1.02	$2.01	$2.04

AVERAGE BALANCES, INCOME AND EXPENSES AND RATES
(Amounts in thousands, except yields and rates)

	Three Months 06/30/07			Three Months 06/30/06
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Assets:
Earning assets:
Loans and leases (1)	$5,714,954	$115,303	8.09%	$4,758,596	$91,978	7.75%
Securities:
Taxable	1,078,873	12,393	4.61	1,089,534	12,087	4.45
Tax exempt	144,425	2,189	6.08	79,355	1,268	6.41
Cash balances in other banks	21,732	270	4.98	12,555	146	4.66
Funds sold	67,298	907	5.41	73,930	993	5.39
Trading account securities	859	10	4.67	814	8	3.94
Total earning assets (2)	7,028,141	131,072	7.48	6,014,784	106,480	7.10
Cash and due from banks	185,397			189,785
Premises and equipment	164,020			131,942
Other assets	518,772			402,259
Allowance for loan and lease losses	(70,331)			(60,111)
Total assets	$7,825,999			$6,678,659

Liabilities:
Interest-bearing liabilities:
Interest-bearing transaction accounts	$1,199,127	$8,717	2.92%	$1,145,632	$7,651	2.68%
Savings deposits	1,102,663	9,682	3.52	936,041	6,061	2.60
Time deposits	2,667,493	33,262	5.00	1,950,926	20,231	4.16
Funds purchased	611,175	7,235	4.75	634,029	7,255	4.59
Other short-term borrowings	121,946	1,669	5.49	62,783	724	4.63
Long-term debt	422,275	5,354	5.09	406,217	5,063	5.00
Total interest-bearing liabilities	6,124,679	65,919	4.32	5,135,628	46,985	3.67
Demand deposits	779,936			773,744
Accrued interest and other liabilities	49,892			85,638
Stockholders' equity	871,492			683,649
Total liabilities and stockholders' equity	$7,825,999			$6,678,659

Net interest spread			3.16%			3.43%
Net interest income/margin on
a taxable equivalent basis		65,153	3.72%		59,495	3.97%
Tax equivalent adjustment (2)		947			552
Net interest income/margin		$64,206	3.66%		$58,943	3.93%

(1)	Average loans include nonaccrual loans. All loans and deposits are domestic.
(2)	Tax equivalent adjustments are based on the assumed rate of 34%, and do not give effect to the disallowance for Federal income tax purposes of interest expense related to certain tax-exempt assets.

AVERAGE BALANCES, INCOME AND EXPENSES AND RATES
(Amounts in thousands, except yields and rates)

	Six Months 06/30/07			Six Months 06/30/06
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Assets:
Earning assets:
Loans and leases (1)	$5,647,459	$227,079	8.11%	$4,493,694	$169,344	7.60%
Securities:
Taxable	1,097,562	25,098	4.61	1,079,285	23,627	4.41
Tax exempt	142,551	4,345	6.15	67,408	2,162	6.47
Cash balances in other banks	22,538	554	4.96	10,137	225	4.48
Funds sold	68,704	1,794	5.27	69,894	1,725	4.98
Trading account securities	982	24	4.93	904	19	4.24
Total earning assets (2)	6,979,796	258,894	7.48	5,721,322	197,102	6.95
Cash and due from banks	185,379			185,844
Premises and equipment	161,637			123,415
Other assets	518,970			353,164
Allowance for loan and lease losses	(69,733)			(56,883)
Total assets	$7,776,049			$6,326,862

Liabilities:
Interest-bearing liabilities:
Interest-bearing transaction accounts	$1,190,925	$17,105	2.90%	$1,087,705	$13,445	2.49%
Savings deposits	1,114,971	19,424	3.51	917,604	11,174	2.46
Time deposits	2,599,553	64,012	4.97	1,833,611	36,421	4.01
Funds purchased	627,872	14,819	4.76	608,120	13,065	4.33
Other short-term borrowings	140,443	3,675	5.28	48,349	1,121	4.68
Long-term debt	412,058	10,711	5.24	388,676	9,374	4.86
Total interest-bearing liabilities	6,085,822	129,746	4.30	4,884,065	84,600	3.49
Demand deposits	766,770			730,340
Accrued interest and other liabilities	55,710			81,077
Stockholders' equity	867,747			631,380
Total liabilities and stockholders' equity	$7,776,049			$6,326,862

Net interest spread			3.18%			3.46%
Net interest income/margin on
a taxable equivalent basis		129,148	3.73%		112,502	3.97%
Tax equivalent adjustment (2)		1,891			984
Net interest income/margin		$127,257	3.68%		$111,518	3.93%

(1)	Average loans include nonaccrual loans. All loans and deposits are domestic.
(2)	Tax equivalent adjustments are based on the assumed rate of 34%, and do not give effect to the disallowance for Federal income tax purposes of interest expense related to certain tax-exempt assets.